EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 18, 2007 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Series 699 (Morgan Stanley Technology Index Portfolio 2007-4) as of September 18, 2007 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
September 18, 2007